Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in post-effective amendment No. 1 to the Registration Statement on Form S-8 (No.333-63740) of Powell Industries, Inc. of our report dated January 31, 2005 relating to the financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Houston, Texas
January 31, 2005